UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2006


                         KINGS ROAD ENTERTAINMENT, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of Incorporation or organization)

     0-14234                                             95-3587522
(Commission File Number)                    (I.R.S. Employer Identification No.)

447 B Doheny Drive, Beverly Hills, California              90210
  (Address of principal executive offices)               (Zip Code)

                                  310-278 9975
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

___ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Ace (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On August 9, 2006, concurrently with the appointed George Moseman and Michel Shane to the board of directors, the Company entered into an Indemnification Agreement with Messrs. Moseman and Shane. (See Item 5.02 below). Under the terms of the Indemnification Agreements, the Company contractually agreed to indemnify Messrs. Moseman and Shane during their services as directors of the Company and following any termination of such service.

     A copy of the Indemnification Agreements entered into with Messrs. Moseman and Shane, are attached hereto and incorporated herein by this reference as
Exhibit 99.1 and 99.2.

Item 3.02. Unregistered Sales of Equity Securities.

     On August 9, 2006, in conjunction with the appointment of Messrs. Moseman and Shane to the board of directors (See Item 5.02 below), the Company authorized the issuance of 100,000 restricted shares of the Company's common stock to each of Messrs. Moseman and Shane, as non-cash compensation for their services as directors of the Company. Said shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Section 25102(f) of the California Corporations Code.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointments of George Moseman and Michel Shane as a Directors

     On August 9, 2006, the board of directors expanded the board of directors of the Company to five (5) and appointed George Moseman and Michel Shane to the Board of Directors. Messrs. Moseman and Shane join H. Martin DeFrank, Geraldine Blecker, and Philip Holmes as directors for the Company. The directors serve for a term of one year or until the next annual meeting of shareholders at which their successors are duly elected and qualified. The following short biographies have been attached:

George Moseman

     George H. Moseman, 58, began his financial services career in New York working as a stockbroker for Shearson-Lehman's flagship office. He then returned to California where he became a partner with Tradeway Securities Group in Irvine, CA, moving on to become a marketing director and serving on the Board of Directors for Sonic Jet International (SJIT), a publicly traded company. During his tenure with SJET, he was a critical factor in that company's acquisition of Force Protection Inc., a $100 million defense contractor. He then became the marketing director of Lamborghini U.S. Mr. Moeseman then worked as Senior VP of Equity Trust Advisors, a NASD brokerage, where he was one of the first investment bankers to contract a public Chinese company. Moving on to Grant Bettigen Inc., he served as managing director of Investment Banking. His areas of expertise include brokerage/investment banking, sales/marketing, public relations/investor relations and business development. Mr. Moseman is currently President of Business Development for Rubicon Financial Inc. and Senior Vice President of Advantage Investment Strategies Inc. and holds both a series 7 & 63 license.

Michel Shane

     A graduate of Canada's McGill University, Michel Shane attended law school for two years before deciding on a career in the entertainment business. Shane

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is currently teaching film finance and production at UCLA as well. He frequently is a moderator and guest lecturer on how to use incentives to help produce films. He is recognized as an expert in the field.

     Mr. Shane's own company, Hand Picked Films, has established itself as one of the industry's premier motion picture independent production houses. Mr Shane, along with his business partner Anthony Romano, have recently worked with the likes of Stephen Spielberg, Leonardo Di Caprio, Tom Hanks, Will Smith, Nick Nolte Jennifer Garner and others.

     Hand Picked Films completed production on I, Robot starring Will Smith, released by 20th Century Fox, which smashed box office records when the film grossed over $50 million in its opening weekend. I, Robot is based on a script they developed at Disney in 1995, entitled Hardwired by Jeff Vintar and inspired by the story written by Isaac Asimov.

     The team has also executive produced Steven Spielberg's award winning Catch Me If You Can, starring Leonardo DiCaprio, Tom Hanks, Martin Sheen and Christopher Walken. Romano and Shane worked aggressively developing the project since acquiring the rights to the book in 1990. Collectively, I, Robot and Catch Me If You Can have grossed nearly one billion dollars.

     Other producing credits include Paramount Classic's North Fork, which premiered at the Sundance Film Festival starring James Woods, Nick Nolte, Claire Forlani, Peter Coyote and Daryl Hannah, as well as Stealing Time starring Scott Foley and featuring Jennifer Garner.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                        Registrant

                                        Kings Road Entertainment, Inc.


Dated: August 19, 2006                  /s/ Geraldine Blecker
                                        _________________________________
                                        By:  Geraldine Blecker
                                        Its:  Chief Executive Officer

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INDEX TO EXHIBITS


Exhibit Number          Exhibit

99.1                    Indemnification Agreement with George Moseman dated
                        August 9, 2003

99.2                    Indemnification Agreement with Michel Shane dated
                        August 9, 2006